COVANTA ENERGY CORPORATION
                            LONG-TERM INCENTIVE PLAN


1. Purpose of the Plan. The purpose of the Covanta Energy Corporation Long-Term Incentive Plan is to provide appropriate incentives to senior management of the Company Group to devote all of their attention and energy to the preservation of the value of the business and assets of the Company Group during the pendency of the bankruptcy proceedings and to maximize the value realized by the Company Group for the benefit of its pre-petition creditors without the distraction associated with the uncertainty of their future employment.

2. Definitions. The following terms used in the Plan shall have the meanings set forth below:

         (a) "Administrator" shall mean the Administrative Committee of Covanta Energy Corporation. With respect to any period during which there is no such committee, the Compensation Committee of the Board shall serve as Administrator.

         (b) "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary.

         (c) "Alternative Transaction" shall mean the first to occur of (i) the closing of a KKR Investment or (ii) the Confirmation Date for a plan of reorganization pursuant to which the Covanta Group will emerge from bankruptcy as a stand-alone, going concern entity, including, without limitation, any such plan of reorganization that includes the acquisition by any person, entity or "group" (as defined in section 13(d) of the Securities Exchange Act of 1934, as amended) (other than KKR) of beneficial ownership of equity securities of Covanta (or the ultimate parent entity having Control of Covanta) representing the right to vote less than 50% of the total number of votes that may be cast for the election of directors of Covanta (or such ultimate parent entity).

         (d) "Average Bonus" shall mean, with respect to a Participant, the sum of (i) the average of the two most recent annual bonuses paid or payable to such Participant for the two fiscal years of Covanta ending immediately prior to such Participant's Vesting Date and (ii) 30% of such Participant's Salary.

         (e) "Bankruptcy Code" shall meanss.ss.1101 et seq. of Title XI of the United States Code.

         (f) "Beneficiary" shall mean, with respect to a Participant, such Participant's estate.

         (g) "Board" shall mean the Board of Directors of Covanta.

         (h) "CEO" shall mean the Chief Executive Officer of Covanta.

         (i) "Committee" shall mean the Compensation Committee of the Board.

         (j) "Company Group" shall mean, collectively or individually, as the context requires, Covanta and each of its Subsidiaries. When referring to the employment of a Participant with the Company Group (or the termination of such employment), references to Company Group shall be deemed to refer to the member thereof that employs such Participant, as appropriate in the context.

         (k) "Confirmation Date" shall mean the date of entry of an order of the Bankruptcy Court confirming a plan of reorganization under Chapter 11 of the Bankruptcy Code of the Covanta Group.

         (l) "Control" shall mean, with respect to any Person, the possession, directly or indirectly, severally or jointly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by or credit arrangement, as trustee or executor, or otherwise.

         (m) "Corporate Event" shall mean the first to occur of (i) the closing of the last transaction that results in the Sale of the Energy Business and (ii) the Confirmation Date, other than for the Confirmation Date for a plan of reorganization that includes an Alternative Transaction.

         (n) "Covanta" shall mean Covanta Energy Corporation, a corporation duly organized under the laws of the state of Delaware, or any Successor thereto.

         (o) "Covanta Group" shall mean, collectively, Covanta and each of its Subsidiaries that are included in the bankruptcy proceedings relating to Covanta as of the date of determination.

         (p) "Covered Period" shall mean the period beginning on the Effective Date and ending on the one year anniversary of the Confirmation Date.

         (q) "DIP" shall mean the Debtor In Possession Credit Agreement, dated as of April 1, 2002, by and among Covanta, each of Covanta's U.S. subsidiaries listed on the signature pages to such agreement, the financial institutions listed on the signature pages to such agreement, Deutsche Bank AG, New York Branch and Bank of America, N.A., as the same may be amended and in effect from time to time.

         (r) "Disability" shall mean a Participant's absence for a consecutive period of six months or for periods aggregating four non-consecutive months in any consecutive twelve month period from the duties of his or her employment with the Company Group due to an illness or injury of such Participant.

         (s) "Disclosure Statement" shall mean the Disclosure Statement submitted to the creditors of the Covanta Group in connection with the proceedings for confirmation of its plan of reorganization.

         (t) "Effective Date" shall mean September 18, 2002.

         (u) "KKR" shall mean, collectively, Kohlberg Kravis Roberts & Company, any Successor thereto, any Affiliate thereof and any Person that is directly or indirectly sponsored by KKR or any Affiliate of KKR.

         (v) "KKR Investment" shall mean the acquisition by KKR, or by any "group" (as defined in section 13(d) of the Securities Exchange Act of 1934, as amended) that includes KKR, of beneficial ownership of equity securities of Covanta (or the ultimate parent entity having Control of Covanta) representing the right to vote more than 50% of the total number of votes that may be cast for the election of directors of Covanta (or such ultimate parent entity).

         (w) "LTIP Award" shall mean an award granted to a Participant entitling such Participant to a cash payment equal to such Participant's Percentage Interest Amount or Lump Sum Amount (determined in accordance with Section 6), on the terms and subject to the conditions set forth in the Plan.

         (x) "LTIP Pool" shall mean a notional book entry account established by Covanta as of the Effective Date on its books and records to which amounts will be credited in connection with any Corporate Transaction, in accordance with
Section 5.

         (y) "Lump Sum Amount" shall mean, with respect to a Participant, an amount equal to (i) the product of (x) 200%, in the case of the CEO and 150%, in the case of all other Participants, multiplied by (y) the sum of such Participant's Salary and Average Bonus, (ii) reduced by the aggregate amount, if any, paid or payable to such Participant under the Covanta Energy Corporation Key Employee Severance Plan.

         (z) "Mutual Benefit" shall mean the resignation of a Participant from employment with the Company Group following the occurrence of one or more of the events set forth in clauses (i) through (iv) below without the prior written consent of the Participant, provided that (A) the Participant delivers written notice to the member of the Company Group that employs such Participant and to the Vice President of Human Resources of Covanta of his or her intention to resign from employment due to one or more of such events, which notice specifies in reasonable detail the circumstances claimed to provide the basis for such resignation, and (B) such event or events are not cured by the Company Group (or such member) within fifteen (15) days following delivery of such written notice to such member and the Vice President of Human Resources of Covanta:

          (i)  a reduction in such Participant's annual rate of base salary;

          (ii) (x) in the case of such Participant's annual bonus for fiscal year 2002, any reduction in such Participant's bonus classification level under the annual bonus plan of the Comphany Group in which such Participant is a participant for such fiscal year and (y) in the case of such Participant's annual bonus for any subsequent fiscal year, any such reduction in such Participant's bonus classification level, other than a reduction in a subsequent fiscal year in connection with the redesign of the applicable annual bonus plan that affects all similarly situated participants similarly;

          (iii) a relocation of such Participant's principal business location to a location that is 50-miles or more from his or her principal business location at the time of such relocation; or

          (iv) the failure of any Successor to the Company Group (or member thereof that employs such Participant) to assume, in writing, the obligations of the Company Group to such Participant, if any, under the Covanta Key Employee Retention Bonus Plan and the Covanta Key Employee Severance Pay Plan.

         (aa) "Participant" shall mean the CEO, the senior executives listed on Schedule A hereto and up to two other senior executives or key management employees of the Company Group selected to participate in the Plan by the Committee, based on the advice of the CEO.

         (bb) "Percentage Interest" shall mean, with respect to a Participant, the percentage interest of such Participant in the LTIP Pool, as established by the Committee for purposes of the Plan.

         (cc) "Percentage Interest Amount" shall mean, with respect to a Participant, an amount equal to the product of (i) the Percentage Interest of such Participant, multiplied by (ii) the aggregate amount allocated to the LTIP Pool in accordance with Section 5.

         (dd) "Person" shall mean any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

         (ee) "Plan" shall mean this Covanta Energy Corporation Long-Term Incentive Plan, as the same may be amended and in effect from time to time.

         (ff) "Salary" shall mean, with respect to a Participant, the highest annual salary rate in effect for such Participant during the Covered Period.

         (gg) "Sale of the Energy Business" shall mean the sale or other disposition of all or substantially all of the assets comprising the energy business of the Company Group to any Person, other than KKR, through one or a series of related or unrelated transactions.

         (hh) "Subsidiary" shall mean, with respect to any Person, each corporation or other Person in which the first Person owns or Controls, directly or indirectly, capital stock or other ownership interests representing 50% or more of the combined voting power of the outstanding voting stock or other ownership interests of such corporation or other Person.

         (ii) "Successor" shall mean, with respect to any Person, a Person that succeeds to the first Person's assets and liabilities by merger, liquidation, dissolution or otherwise by operation of law, or a Person to which all or substantially all the assets and/or business of the first Person are transferred.

         (jj) "Value Realized" shall mean the sum of the following amounts, provided that the term "Value Realized" shall not include any such amount in respect of (i) the Tranche A borrowings or letters of credit under the DIP financing facilities or (ii) an Alternative Transaction:

          (A) all proceeds received by the Company Group upon the sale or other disposition of any of its assets or businesses, including the fair value of any such proceeds paid in-kind and the value of any pre-petition debt (including accrued interest but excluding debt (and related accrued interest) classified as project debt for financial reporting purposes) assumed by the acquiror, in each case, as determined in good faith by the Committee;

          (B) the aggregate amount by which any pre-petition letters of credit reissued under the DIP financing facilities are eliminated or otherwise released; and

          (C) the "enterprise value" of the Company Group, as reflected in the Disclosure Statement.

         (kk) "Vesting Date" shall mean, with respect to a Participant, the effective date of such Participant's Eligible Termination of Employment.

         (ll) "Without Cause" shall mean the termination of a Participant's employment by the member of the Company Group that employs such Participant for any reason other than as a result of the occurrence of any one or more of the events set forth below in clauses (i) through (v), which, in the case of the event or events set forth below in clauses (i) and (ii), is not cured by such Participant within fifteen (15) days following delivery by such member of the Company Group of written notice to such Participant specifying that the Participant's employment is being terminated due to one or more such events and setting forth in reasonable detail the circumstances claimed to provide the basis for such termination:

          (i) the failure or refusal by such Participant to substantially perform the duties of his or her employment;

          (ii) the failure of such Participant to comply with the written rules and policies of the Company Group;

          (iii) the engaging by such Participant in willful and serious misconduct in connection with his or her employment that has caused or would reasonably be expected to result in material injury to the Company Group or any member thereof;

          (iv) the engaging by such Participant in dishonesty or fraudulent conduct; or

          (v) such Participant's conviction of, or plea of nolo contendere to, a crime that constitutes a felony.

3.  Administration.
    --------------

         (a) Authority. The Administrator shall have full power and discretionary authority to administer the Plan in accordance with its terms, including full power and discretionary authority to construe and interpret the terms of the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms and notices relating to the administration, operation or interpretation of the Plan and to make all other determinations and take all other actions necessary or advisable for the operation of the Plan.

         (b) Limitation of Liability; Indemnification. The Administrator shall be entitled to rely upon any report or other information furnished to it by any officer or other employee of the Company Group and by any independent certified public accountant, compensation consultant, legal counsel or other professional retained by any member of the Company Group to assist in the administration of the Plan. To the maximum extent permitted by law, the Administrator and the Committee shall not be liable to any person for, and Covanta shall indemnify and hold the Administrator and the Committee harmless from and against any liability in respect of, any action taken or omitted in good faith in connection with its administration of the Plan or otherwise in respect of the Plan.

4.  Eligibility; Designation of Percentage Interest.
    -----------------------------------------------

         (a) Participation. Each Participant shall be granted an LTIP Award on the eighth day after such Participant has executed and delivered to Covanta a Mutual Release of Claims, in the form attached hereto as Appendix A, provided that such Participant has not revoked such release as permitted therein. Notwithstanding the foregoing, if Covanta fails to execute and deliver a counterpart of the Mutual Release of Claims to a Participant prior to the eighth day after such Participant has executed and delivered such release to Covanta, such Participant shall be granted an LTIP Award even if he has exercised his right to revoke the release due to Covanta's failure to execute and deliver the counterpart thereof. No other individual shall be eligible to participate in the Plan or receive an LTIP Award.

         (b) Percentage Interests. On or prior to a Participant's Vesting Date, the Committee shall determine, and advise each Participant in writing of, each Participant's Percentage Interest. The Committee's determination of a Participant's Percentage Interest shall be based upon the recommendation of the CEO; provided that, a Participant's Percentage Interest must be at least equal to the minimum percentage interest set forth for such Participant on Schedule A attached hereto and may not exceed the maximum percentage interest set forth for such Participant on Schedule A attached hereto. The sum of the Percentage Interests of all Participants, as finally established by the Committee, must equal 100% (less the minimum percentage interest, as set forth on Schedule A, of any Participant who does not meet the vesting requirements of Section 7(a)).

5. LTIP Pool. As soon as reasonably practicable following the occurrence of each Corporate Event, the Administrator shall determine the Value Realized (without duplication in the case of any credits to the LTIP Pool made after the first such credit) by the Company Group in respect of such Corporate Event and the corresponding amount, if any, to be allocated to the LTIP Pool in accordance with the following:

         (i) if the aggregate Value Realized by the Company Group in connection with one or more Corporate Events is equal to or greater than $250,000,000, the Administrator shall credit $2,000,000 to the LTIP Pool; and

         (ii) if the aggregate Value Realized by the Company Group in connection with one or more Corporate Events is greater than $460,000,000, the Administrator shall credit to the LTIP Pool an additional $19,000 for each $1,000,000 of Value Realized by the Company Group in excess of $460,000,000.

6. Determination of Amount Payable In Satisfaction of Vested LTIP Awards. Each Participant who has earned a vested right to receive payment in satisfaction of his LTIP Award pursuant to Section 7(a) shall be entitled to receive a lump-sum cash payment equal to (i) in the case of a Corporate Event, such Participant's Percentage Interest Amount and (ii) in the case of an Alternative Transaction, such Participant's Lump Sum Amount, in each such case, at the time and subject to the clawback conditions specified in Section 7(b).

7.  Vesting/Forfeiture of LTIP Awards; Payment of LTIP Awards.
    ---------------------------------------------------------

         (a) Vesting/Forfeiture. A Participant's right to receive payment in satisfaction of his LTIP Award shall become vested only if the Participant's employment with the Company Group is terminated during the Covered Period (or pursuant to a notice of termination delivered during the Covered Period) (i) by the Company Group Without Cause or (ii) by such Participant's resignation for Mutual Benefit. In all other cases, a Participant's rights in respect of his LTIP Award, including, without limitation, the right to receive any payment in satisfaction of such award, shall be forfeited and shall terminate immediately, for no consideration, upon the earlier to occur of (i) the Participant's termination of employment during the Covered Period (or pursuant to a notice of termination delivered during the Covered Period) for any reason other than by the Company Without Cause or by such Participant's resignation for Mutual Benefit and (ii) the expiration of the Covered Period.

         (b) Clawback. Notwithstanding Section 7(a), if (i) a Participant resigns for the Mutual Benefit event described in clause (iv) of the definition of such term in Section 2(z) and (ii) during the six month period immediately following such Participant's Vesting Date, such Participant is reemployed by the member of the Company Group that had previously employed such Participant in the same position (determined based on such Participant's actual duties and responsibilities) and at the same or a higher rate of annual compensation as his position and annual rate of compensation in effect immediately prior to such Participant's resignation, such Participant shall forfeit any and all rights in respect of his LTIP Award, including, without limitation, the right to receive any payment in satisfaction of such award. In the event that such Participant has previously received a payment in satisfaction of such LTIP award, such Participant shall promptly repay to Covanta the full amount of such payment (the "Clawback Requirement").

         (c) Payment in Satisfaction of LTIP Awards. Covanta shall, or shall cause the member of the Company Group that employs the Participant to, pay to each Participant who has earned a vested right to his LTIP Award pursuant to
Section 7(a) (which right has not been forfeited by the Participant pursuant to Section 7(b)) a lump sum cash payment in full settlement and cancellation of such LTIP Award equal to such Participant's Percentage Interests Amount or Lump Sum Amount, determined pursuant to Section 6. Such payment shall be made as soon as reasonably practicable, but not more than 10 business days, following (i) with respect to a Participant whose Vesting Date is prior to the Confirmation Date, (x) the closing of the last transaction resulting in a Sale of the Energy Business or (y) the closing of the KKR Investment, whichever is applicable, and
(ii) with respect to a Participant whose Vesting Date occurs on or after the Confirmation Date, such Participant's Vesting Date.

8. Amendment and Termination. Covanta may, in its sole discretion, with prospective or retroactive effect, amend the Plan at any time and for any reason, with or without notice and without the consent of any Participant, stockholder or other person, provided, however, that, without the consent of a Participant, no such action shall adversely affect the right of such Participant to receive or be eligible for payment in satisfaction of LTIP Awards granted under the Plan. The Plan shall automatically terminate following the later of
(i) the expiration of the Covered Period and (ii) the cancellation or expiration of all LTIP Awards pursuant to Section 7; provided that the clawback provisions of Section 7(b) shall continue in effect until they are no longer operative.

9.  General Provisions.
    ------------------

         (a) No Special Employment Rights. Nothing contained in the Plan shall confer upon any Participant any right with respect to the continuation of such Participant's employment by the Company Group or interfere in any way with the right of the Company Group at any time to terminate such employment or to increase or decrease the base salary, other compensation or benefits of such Participant or otherwise modify the terms or conditions of such Participant's employment; provided that such actions may result in the vesting of a Participant's rights in respect of his LTIP Award if they constitute a termination Without Cause or provided the basis for a resignation for Mutual Benefit.

         (b) No Assignment by Participants. Each Participant's rights hereunder are personal and no Participant may assign or transfer any part of his or her rights or duties hereunder, or any benefits due to him or her, to any other person, except that, in the event of the Participant's death, any benefits payable to such Participant shall be paid instead to his or her Beneficiary.

         (c) Certain Withholdings. The Company Group shall have the right to deduct from amounts otherwise payable under the Plan any sums that federal, state, local or foreign tax law requires to be withheld with respect to such payment.

         (d) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of laws, and any applicable provisions of federal law.

         (e) Funding. The Plan shall be an unfunded plan. Amounts payable under the Plan shall be paid from the general assets of the Company Group.

         (f) Severability. If any term or provision of the Plan or the application thereof to any person or circumstance is to any extent held invalid or unenforceable, the remainder of the Plan or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable will not be affected thereby, and each term and provision of the Plan will be valid and enforceable to the fullest extent permitted by law.

         (g) Construction. The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

                                                                      SCHEDULE A


--------------------------------------------------------------------------------
     Participant      Minimum Percentage Interest   Maximum Percentage Interest
--------------------------------------------------------------------------------
Mackin                          35%                           35%
--------------------------------------------------------------------------------
Orlando                        9.5%                          14.5%
--------------------------------------------------------------------------------
Horowitz                       9.5%                          14.5%
--------------------------------------------------------------------------------
Stone                          9.5%                          14.5%
--------------------------------------------------------------------------------
Clements                       8.8%                          13.8%
--------------------------------------------------------------------------------
Gansler                        8.4%                          13.4%
--------------------------------------------------------------------------------
Additional Participant          0%                            14%
--------------------------------------------------------------------------------
Additional Participant          0%                            14%
--------------------------------------------------------------------------------

                                                                      Appendix A
                                                                      ----------


                            Mutual Release of Claims



         WHEREAS, _________________ ("Participant") has been selected to participate in the Covanta Energy Corporation Long-Term Incentive Plan (as the same may be amended and in effect from time to time, the "Plan");

         WHEREAS, it is a condition to obligation of Covanta to grant Participant an LTIP Award under the Plan that Participant execute and deliver to Covanta this Confidential Mutual Release of Claims (the "Release") and that Participant refrain from revoking the Release as permitted in Section 5 unless Participant revokes the Release due to the failure of Covanta to execute and deliver a counterpart of the Release to the Participant prior to the expiration of the seven day period referred to in Section 5.

         NOW, THEREFORE, in consideration of grant to Participant of an LTIP Award under the Plan, each of Participant and Covanta hereby agree as follows:

         1. Certain Defined Terms. Capitalized terms used herein without definition shall have meanings assigned thereto in the Plan.

         2. Participant's General Release of Claims and Waiver.

         (a) PARTICIPANT, ON HIS OR HER OWN BEHALF AND ON BEHALF OF HIS OR HER AGENTS, REPRESENTATIVES, ASSIGNS, HEIRS, EXECUTORS AND ADMINISTRATORS (COLLECTIVELY, THE "PARTICIPANT RELEASORS") HEREBY FULLY AND UNCONDITIONALLY RELEASES, REMISES, ACQUITS AND FOREVER DISCHARGES EACH MEMBER OF THE COMPANY GROUP AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, AGENTS, EMPLOYEES, CONSULTANTS, INDEPENDENT CONTRACTORS, ATTORNEYS, ADVISORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "COVANTA RELEASEES"), JOINTLY AND SEVERALLY, FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, CHARGES, COMPLAINTS, DEMANDS, COSTS, RIGHTS, LOSSES, DAMAGES AND OTHER LIABILITY WHATSOEVER, KNOWN OR UNKNOWN (COLLECTIVELY, THE "CLAIMS"), WHICH ANY PARTICIPANT RELEASOR HAS OR MAY HAVE AGAINST ANY COVANTA RELEASEE ARISING FROM ANY EVENT, CONDITION OR CIRCUMSTANCE ON OR PRIOR TO THE DATE OF THE RELEASE, INCLUDING BUT NOT LIMITED TO, CLAIMS IN RESPECT OF PARTICIPANT'S EMPLOYMENT WITH ANY AND ALL MEMBERS OF THE COMPANY GROUP OR PARTICIPANT'S RELATIONSHIP WITH ANY MEMBER OF THE COMPANY GROUP, DISMISSAL, REDUNDANCY, WRONGFUL TERMINATION, BREACH OF CONTRACT, FRAUD, DECEIT, NEGLIGENCE, MISREPRESENTATION, DEFAMATION, DISABILITY, DISCRIMINATION OF ANY TYPE, UNLAWFUL DEDUCTION FROM WAGES, BREACH OF RIGHTS OR ENTITLEMENTS UNDER THE UNITED STATES AGE DISCRIMINATION IN EMPLOYMENT ACT, THE UNITED STATES AMERICANS WITH DISABILITIES ACT OF 1990, THE UNITED STATES FAMILY AND MEDICAL LEAVE ACT OF 1993, TITLE VII OF THE UNITED STATES CIVIL RIGHTS ACT OF 1964, 42 U.S.C. SECTION 1981, THE LAWS OF THE STATE OF NEW JERSEY, THE LAWS OF THE UNITED STATES, AND ANY WORKERS' COMPENSATION OR DISABILITY CLAIM OR ANY OTHER FEDERAL, STATE, LOCAL, COMMON OR OTHER LAW, OTHER THAN THE EXLUDED CLAIMS (AS DEFINED BELOW). THE PARTICIPANT FURTHER AGREES THAT THE PARTICIPANT WILL NOT FILE OR PERMIT TO BE FILED ON THE PARTICIPANT'S BEHALF ANY SUCH CLAIM. NOTWITHSTANDING THE PRECEDING SENTENCE OR ANY OTHER PROVISION OF THIS RELEASE, THIS RELEASE IS NOT INTENDED TO INTERFERE WITH PARTICIPANT'S RIGHT TO FILE A CHARGE WITH THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION IN CONNECTION WITH ANY CLAIM HE BELIEVES HE MAY HAVE AGAINST THE COMPANY GROUP. HOWEVER, BY EXECUTING THIS AGREEMENT, PARTICIPANT HEREBY WAIVES THE RIGHT TO RECOVER IN ANY PROCEEDING PARTICIPANT MAY BRING BEFORE THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR ANY STATE HUMAN RIGHTS COMMISSION OR IN ANY PROCEEDING BROUGHT BY THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR ANY STATE HUMAN RIGHTS COMMISSION ON PARTICIPANT'S BEHALF. THIS RELEASE IS FOR ANY RELIEF, NO MATTER HOW DENOMINATED, INCLUDING, BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WAGES, BACK PAY, FRONT PAY, COMPENSATORY DAMAGES, AND PUNITIVE DAMAGES. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THIS RELEASE SHALL NOT APPLY TO ANY EXCLUDED CLAIM.

         (b) PARTICIPANT ACKNOWLEDGES THAT THE LTIP AWARD AND RELEASE FROM COVANTA THAT PARTICIPANT RECEIVES AS CONSIDERATION FOR THIS RELEASE IS IN ADDITION TO ANYTHING OF VALUE TO WHICH PARTICIPANT IS ALREADY ENTITLED FROM THE COMPANY GROUP OR ANY OTHER COVANTA RELEASEE.

         (c) For purposes of the Release, the term "Excluded Claims" shall mean
(i) claims to enforce any of Participant's rights under or pursuant to the Release, (ii) claims under the Plan, (iii) claims for indemnification under any officer indemnification agreement between Participant and a member of the Company Group or Covanta's Certificate of Incorporation or By-Laws ("Indemnification Agreements") and (iv) with respect to Participant's employment with the Company Group prior to the Vesting Date, claims for benefits accrued by and payable to Participant under the terms and conditions of any other employee benefit plan of the Company Group in which Participant was a participant prior to his or her Vesting Date ("Benefit Plans") and which remain due.

         3. Knowing and Voluntary Waiver by Participant. The Participant acknowledges that he or she is entering into the Release voluntarily and, by his or her act of signing below, Participant agrees to all of the terms of the PARTICIPANT RELEASORS and intends to be legally bound thereby.

         4. Acknowledgement by Participant of His or Her Right to Consider and Revoke the Release; Effective Date of the Release.

         (a) Participant understands, agrees and acknowledges that:

          1. he or she has been advised and encouraged by Covanta to have the Release reviewed by legal counsel of Participant's own choosing and that he or she has been given ample time to do so prior to his or her signing the Release;

          2. he or she has been provided at least twenty-one (21) days to consider the Release and to decide whether to agree to the terms contained herein;

          3.   he or she has the right to revoke the Release during the seven
               (7) day period following the date Participant signs the Release by giving written notice of such revocation to the Administrator at Covanta Energy, 40 Lane Road, Fairfield, NJ 07004 on or prior to the seventh day after the date Participant signs the Release and if Participant exercises his or her right to revoke the Release, he or she will forfeit his or her right to receive an LTIP Award, unless such revocation is due to Covanta's failure to execute and deliver to Participant a counterpart of the Release;

          4. the LTIP Award will not be granted to Participant until at least eight (8) days after Participant signs the Release and will be granted only if Participant does not revoke the Release pursuant to 3 above, subject to the exception in 3 above; and

          5. by signing the Release, Participant represents that he or she fully understands the terms and conditions of the Release and intends to be legally bound by them.


         5. General Release and Waiver of Covanta.

         COVANTA, ON ITS OWN BEHALF AND ON BEHALF OF EACH MEMBER OF THE COMPANY GROUP AND EACH OF ITS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, AGENTS, EMPLOYEES, CONSULTANTS, INDEPENDENT CONTRACTORS, ATTORNEYS, ADVISERS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "COVANTA RELEASORS") HEREBY FULLY AND UNCONDITIONALLY RELEASES, REMISES AND ACQUITS PARTICIPANT AND EACH OF HIS OR HER AGENTS, REPRESENTATIVES, ASSIGNS, HEIRS, EXECUTORS AND ADMINISTRATORS (COLLECTIVELY, THE "PARTICIPANT RELEASEES"), JOINTLY AND SEVERALLY, FROM ANY AND ALL CLAIMS WHICH ANY COVANTA RELEASOR HAS OR MAY HAVE AGAINST PARTICIPANT ARISING FROM ANY EVENT, CONDITION OR CIRCUMSTANCE ON OR PRIOR TO THE DATE OF THE RELEASE, OTHER THAN CLAIMS (i) UNDER THE RELEASE, (ii) UNDER THE PLAN, (iii) UNDER ANY INDEMINIFICATION AGREEMENT OR (iv) FOR CONTRIBUTIONS OR CO-PAYMENTS UNDER ANY BENEFIT PLAN. COVANTA FURTHER AGREES THAT IT WILL NOT FILE OR PERMIT TO BE FILED ON COVANTA'S BEHALF ANY SUCH CLAIM. THIS RELEASE IS FOR ANY RELIEF, NO MATTER HOW DENOMINATED, INCLUDING, BUT NOT LIMITED TO, INJUNCTIVE RELIEF, COMPENSATORY DAMAGES, AND PUNITIVE DAMAGES.

         6. Governing Law. The validity, construction and effect of the Release shall be determined in accordance with the laws of the state of New Jersey, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

         7. Severability. The parties hereto intend that the validity and enforceability of any provision of the Release will not affect or render invalid any other provision of the Release. If any term or provision of the Release or the application thereof to any person or circumstances is to any extent held invalid or unenforceable, the remainder of the Release or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable will not be affected thereby, and each term and provision of the Release will be valid and enforceable to the fullest extent permitted by law.

         6. Binding Agreement. The Release shall be binding on and will inure to the benefit of the parties hereto and their respective heirs, administrators, representatives, executors, successors and assigns.

         IN WITNESS WHEREOF, each of Participant and Covanta, by its duly authorized representative, has caused the Release to be executed as of the ___ day of _______, 2002

                                                      COVANTA ENERGY CORPORATION



                                                      ----------------------
                                                      By:
                                                      Title:



                                                      PARTICIPANT



                                                      ---------------------

                                                                      Appendix A
         Acknowledgment

         [STATE OF ________________)
                                    ss:
         COUNTY OF_________________)]

On the ____ day of __________, 2002, before me personally came _______________
who, being by me duly sworn, did depose and say that [he/she] resides at [ ]; and did acknowledge and represent that [he/she] has had an opportunity to consult with attorneys and other advisers of [his/her] choosing regarding the Mutual Release Agreement to which this Acknowledgment is attached, that [he/she] has reviewed all of the terms of the Mutual Release Agreement and that [he/she] fully understands all of its provisions, including, without limitation, the knowing and voluntary waiver set forth therein.

Notary Public

Date:
     -------------------------------